UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2016

VAALCO Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32167	76-0274813
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9800 Richmond Avenue, Suite 700 Houston, Texas		77042
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 623-0801

Not Applicable

(Former Name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 2, 2016,  VAALCO Energy, Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders were requested to: (1) elect six directors, to serve on the Company’s Board of Directors for a term of office expiring at the Company’s 2017 Annual Meeting of Stockholders; (2) ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2016; and  (3) approve, on an advisory basis, the compensation of the Company’s named executive officers. The following are the final voting results on proposals considered and voted upon at the meeting, each of which is more fully described in the Company’s proxy statement filed on April 22, 2016:

1.

Each of the directors nominated by the Board for re-election were elected for a term of office expiring at the Company’s 2017 Annual Meeting of Stockholders. Votes regarding the election of the directors nominated for re-election were as follows:

NOMINEE	VOTES FOR	WITHHELD	BROKER NON-VOTES
Steven P. Guidry	22,544,066	2,780,124	20,514,474
Andrew L. Fawthrop	17,872,278	7,451,912	20,514,474
Michael Keane	24,453,937	870,253	20,514,474
A. John Knapp, Jr.	24,464,192	859,998	20,514,474
John J. Myers, Jr.	18,041,466	7,282,724	20,514,474
Steven J. Pully	22,956,589	2,367,601	20,514,474

2.	Deloitte & Touche LLP was ratified as the Company’s independent registered public accounting firm for 2016. The voting results were as follows:
VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
43,474,690	1,781,108	582,866	0
3.	The Board proposal seeking approval, on an advisory basis, of the compensation of the Company’s named executive officers was approved. The voting results were as follows:
VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
18,855,809	6,346,918	121,463	20,514,474

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAALCO Energy, Inc.
(Registrant)

Date: June 6, 2016	By:	/s/ Eric J. Christ
Eric J. Christ Vice President, General Counsel and Corporate Secretary